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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                               SUPPORT.COM, INC.
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            (Exact name of registrant as specified in its charter)

              Delaware                                    94-3282005
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   575 Broadway, Redwood City, California                      94063
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  (Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
   Title of each class to be so registered        each class is to be registered
--------------------------------------------      ------------------------------

                    None                                        None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                   333-30674

     Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.0001 par value per share
                   -----------------------------------------
                                (Title of class)

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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

     The description of the Common Stock of Support.com, Inc. (the "Registrant") set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-30674) as originally filed with the Securities and Exchange Commission on February 18, 2000, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.    Exhibits.
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     The following exhibits are filed as a part of this Registration Statement
(all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

     Exhibit
     Number             Description of Document
     ------             -----------------------

     3.1 Amended and Restated Certificate of Incorporation to be effective upon completion of this offering

     3.2 Amended and Restated Bylaws of the Registrant to be effective upon completion of this offering

     3.3        Amended and Restated Certificate of Incorporation

     3.4 Certificate of Correction of Amended and Restated Certificate of Incorporation

     3.5        Bylaws

     4.1        Form of Common Stock Certificate

     4.2 Registration Rights Agreement, dated June 22, 1998, by and among the Registrant and the parties who are signatories thereto

     4.3        Amended and Restated Registration Rights Agreement, dated
                March 14, 2000, by and among the registrant and the parties who are signatories thereto

    10.1        Registrant's Amended and Restated 1998 Stock Option Plan

    10.2        Registrant's 2000 Omnibus Equity Incentive Plan

    10.3        Registrant's 2000 Employee Stock Purchase Plan

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 27, 2000                Support.com, Inc.

                                    By:     /s/ Radha R. Basu
                                       ----------------------------
                                           Radha Ramaswami Basu,
                                          Chief Executive Officer

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                               INDEX TO EXHIBITS
                               -----------------

        The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registrant Statement):



     3.1 Amended and Restated Certificate of Incorporation to be effective upon completion of this offering

     3.2 Amended and Restated Bylaws to be effective upon completion of this offering

     3.3        Amended and Restated Certificate of Incorporation

     3.4 Certificate of Correction of Amended and Restated Certificate of Incorporation

     3.5        Bylaws

     4.1        Form of Common Stock Certificate

     4.2 Registration Rights Agreement, dated June 22, 1998, by and among the Registrant and the parties who are signatories thereto

     4.3        Amended and Restated Registration Rights Agreement, dated
                March 14, 2000, by and among the Registrant and the parties who are signatories thereto

    10.1        Registrant's Amended and Restated 1998 Stock Option Plan

    10.2        Registrant's 2000 Omnibus Equity Incentive Plan

    10.3        Registrant's 2000 Employee Stock Purchase Plan

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